Exhibit 99.1

OMNIQ Receives Order for AI-Machine Vision Solution for Homeland Security and Public Safety System for Asian Country in Himalayan Mountain Region

●	OMNIQ’s “Visual Cortex” Neural Network-based AI algorithm enables real-time machine vision pattern identification and recognition
●	Security solution provides Automatic License Plate Recognition (ALPR) and also Measures Speed
●	AI system developed and tested in Israel and already deployed in sensitive zones in the Middle East, the U.S. and South America

Salt Lake City, UT, July 7, 2020 - OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced that it has received an order to provide its AI-based safe city systems for a country in the Himalaya Mountain Range. OMNIQ’s Automatic License Plate Recognition (ALPR) system can capture license plates of vehicles and motorcycles traveling along selected roads and gateways. OMNIQ expects additional orders to follow.

Using unique and robust AI-based computer vision and technology, OMNIQ’s ALPR systems are effective even in the most remote of locations, for the collection and transfer of critical license plate and vehicle information to local homeland security and law enforcement authorities. The algorithms the machine-vision technology employs enable the reading of all types of license plates from a wide range of countries. This capability used in combination with OMNIQ’s SeeControl server alerts authorities and enables quick reaction and crime prevention.

Shai Lustgarten, CEO of OMNIQ, stated: “With our technology’s growing reputation for providing accurate and reliable solutions for critical public safety measures, we are receiving interest from homeland security authorities across the world, including some of the most remote locations. Our superior algorithm is adaptable to support law enforcement and homeland security needs in safe city systems in the U.S. and throughout the world, with systems based on our machine vision ALPR technology currently deployed in hundreds of locations, providing valuable information to police and municipalities. OMNIQ’s hardware and software development is handled by internal R&D teams, heightening our ability to provide custom solutions and address special requests, as is the case with this deployment. We are seeing tremendous interest in our safety systems, which are operational in some of the most sensitive regions of the world and have proven to be an essential tool in crime prevention and we’re energized by the opportunities we’re seeing to make the world a safer place.”

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

John Nesbett/Jen Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com